                                                                    Exhibit 99.6


                    SECOND AMENDMENT TO SERVICE EXPERTS, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN


          WHEREAS, on August 16, 1996, Service Experts, Inc. (the "Company") adopted the 1996 Employee Stock Purchase Plan (the "Plan"); and

          WHEREAS, the Plan has been amended effective April 14, 1997, and such amendment was approved by the stockholders of the Company;

          WHEREAS, the Board of Directors desires to increase the number of authorized shares available for issuance under the Plan;

          NOW, THEREFORE, effective April 1, 1998, Article II of the Plan is hereby amended by deleting the reference to "two hundred thousand (200,000) shares of Sponsoring Employer Stock" and replacing such reference with "three hundred fifty thousand (350,000) shares of Sponsoring Employer Stock".


          IN WITNESS WHEREOF, the undersigned officer has executed this Amendment pursuant to authority granted by the Board of Directors of the Company on this 1st day of April, 1998.


                                       SERVICE EXPERTS, INC.




                                       By: /s/ Alan R. Sielbeck
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                                       Title: President
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